Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Stone Tower Capital LLC:

Unaudited condensed combined and consolidated statements of financial condition of Stone Tower at March 31, 2012 and December 31, 2011, and the related unaudited condensed combined and consolidated statements of operations, changes in members’ equity and cash flows for the three months ended March 31, 2012 and 2011	6

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL

CONDITION (UNAUDITED) AS OF MARCH 31, 2012 AND DECEMBER 31, 2011

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$7,459,254	$1,004,772
Restricted cash	—	1,064,749
Investments, at fair value	53,607,574	40,987,878
Other receivables	10,200,913	10,827,216
Due from non-affiliates	1,399,057	3,128,510
Prepaid expenses	652,592	1,224,569
Due from affiliates	1,952	117
Deferred tax asset, net	82,703	—
Other assets	3,827,898	3,715,282
Assets of consolidated variable interest entities (“VIEs”)
Cash and cash equivalents of VIEs	1,162,516,544	1,243,631,417
Investments, at fair value, of VIEs	8,769,127,168	8,323,854,176
Other assets of VIEs	170,223,927	129,763,288

TOTAL ASSETS	$10,179,099,582	$9,759,201,974

LIABILITIES
Accounts payable and accrued expenses	$7,358,912	$4,673,022
Notes payable	—	1,272,771
Deferred rent	480,208	511,519
Deferred tax liability, net	—	320,955
Other liabilities	14,113,437	12,008,870
Liabilities of consolidated VIEs
Debt, at fair value, of VIEs	5,232,423,445	5,119,482,751
Debt, at cost, of VIEs	2,175,000,000	2,175,000,000
Other liabilities of VIEs	561,857,695	282,870,525

Total Liabilities	7,991,233,697	7,596,140,413

Commitments and Contingencies
MEMBERS’ (DEFICIT) EQUITY
Managing member’s deficit	(43,400,530)	(35,802,064)
Participating members’ equity	63,508,540	66,838,277

Total Members’ Equity Attributable to the Company	20,108,010	31,036,213
Appropriated members’ equity	293,542,867	396,223,759
Non-controlling interest in consolidated entities	1,874,215,008	1,735,801,589

Total Members’ Equity	2,187,865,885	2,163,061,561

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$10,179,099,582	$9,759,201,974

See notes to condensed combined and consolidated financial statements.

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31,	2012	2011
REVENUES
Management fees	$3,451,811	$3,205,809
Liquidation fees	116,795	101,286
Incentive fees	—	18,916,118
Advisory Fees	—	47,100

Total Revenues	3,568,606	22,270,313

EXPENSES
Compensation and benefits	6,701,539	6,238,139
Professional services	1,914,762	1,619,419
Travel and entertainment	1,001,456	1,296,007
Occupancy	595,187	464,096
Information services	1,055,867	1,007,489
General and administrative	697,681	659,918
Portfolio administration	411,631	366,238
Depreciation and amortization	133,158	205,899

Total Expenses	12,511,281	11,857,205

Operating (loss) gain	(8,942,675)	10,413,108
OTHER INCOME (EXPENSE)
Interest and investment income	30	4,151
Forgiveness of debt	976,872	—
Income from equity method investments	8,180	7,082
Other-than-temporary impairment charge on available-for-sale securities	—	(420,061)
Interest expense	(4,658)	(587,791)

Total other income (expense)	980,424	(996,619)
INCOME (LOSS) FROM CONSOLIDATED INVESTMENT ENTITIES
Net investment income from partnership investments in Master Funds	3,043,428	4,406,721
Net loss from investment activities of consolidated VIEs	(7,168,047)	(17,610,321)

Loss before unincorporated business taxes and non-controlling interest in consolidated entities	(12,086,870)	(3,787,111)
Unincorporated business taxes	(367,603)	(171,294)

Net loss	(12,454,473)	(3,958,405)
Net loss attributable to appropriated members’ equity	102,680,892	93,985,874
Net income attributable to non-controlling interests in consolidated entities	(88,682,096)	(69,902,706)

NET INCOME ATTRIBUTABLE TO THE COMPANY	$1,544,323	$20,124,763

See notes to condensed combined and consolidated financial statements.

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 2012

	Managing Member’s Deficit	Participating Members’ Equity	Appropriated Members’ Equity	Non-Controlling Interest in Consolidated Entities	Total Members’ Equity	Comprehensive (Loss) Income
Balance at December 31, 2011	$(35,802,064)	$66,838,277	$396,223,759	$1,735,801,589	$2,163,061,561
Net income (loss)	1,131,063	413,260	(102,680,892)	88,682,096	(12,454,473)	$(12,454,473)
Total comprehensive loss	—	—	—	—	—	(12,454,473)
Less: Comprehensive loss attributable to appropriated members’ equity and non-controlling interest	—	—	—	—	—	13,998,796

Total comprehensive income attributable to the Company	—	—	—	—	—	$1,544,323

Contributions	—	—	—	66,868,819	66,868,819
Distributions	(8,729,529)	(3,742,997)	—	(17,137,496)	(29,610,022)

Balance at March 31, 2012	$(43,400,530)	$63,508,540	$293,542,867	$1,874,215,008	$2,187,865,885

See notes to condensed combined and consolidated financial statements.

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 2011

	Managing Member’s Deficit	Participating Members’ Equity	Appropriated Members’ Equity	Non-Controlling Interest in Consolidated Entities	Total Members’ Equity	Comprehensive Income (Loss)
Balance at December 31, 2010	$(207,527)	$50,578,671	$413,298,198	$1,593,387,032	$2,057,056,374
Net income (loss)	9,485,085	10,639,678	(93,985,874)	69,902,706	(3,958,405)	$(3,958,405)
Total comprehensive loss	—	—	—	—	—	(3,958,405)
Less: Comprehensive loss attributable to appropriated members’ equity and non-controlling interest	—	—	—	—	—	24,083,168

Total comprehensive income attributable to the Company	—	—	—	—	—	$20,124,763

Contributions	—	—	—	34,542,377	34,542,377
Distributions	(11,874,709)	(9,712,941)	—	—	(21,587,650)

Balance at March 31, 2011	$(2,597,151)	$51,505,408	$319,312,324	$1,697,832,115	$2,066,052,696

See notes to condensed combined and consolidated financial statements.

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31,	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,454,473)	$(3,958,405)
Adjustments to reconcile net loss to net cash provided by operating activities:
Other-than-temporary impairment charge on available-for-sale securities	—	420,061
Net investment income allocated from Master Funds	(10,352,086)	(6,023,021)
Forgiveness of debt	(976,872)	—
Realized gain on investments, net	(217,363)	—
Unrealized gain on investments	—	(108,089)
Depreciation and amortization	133,158	205,899
Deferred income taxes	(403,658)	(496,752)
Interest paid-in-kind	—	13,000
Deferred rent	(31,311)	(14,007)
Consolidated variable interest entities:
Realized gain on investments, net	(26,485,211)	(29,786,314)
Unrealized gain on investments, net	(160,890,200)	(55,294,316)
Unrealized loss on debt, net	206,418,603	129,198,154
Change in cash and cash equivalents	81,114,873	32,462,746
Purchases of investments	(1,651,151,851)	(2,649,886,788)
Proceeds from sales and prepayment of investments	1,393,114,963	2,782,731,866
Increase in other assets	(40,460,639)	(89,918,104)
Increase (decrease) in other liabilities	278,987,170	(3,706,734)
Changes in assets and liabilities:
Decrease in other receivables	626,303	337,337
Decrease in due from non-affiliates	1,729,453	97,701
Decrease in prepaid expenses	571,977	659,615
Increase in due from affiliates	(1,835)	(16,973,195)
Decrease in other assets	290,676	101,007
Increase (decrease) in accounts payable and accrued expenses	2,685,890	(4,452,478)
Increase (decrease) in other liabilities	2,104,567	(1,033,274)

Net cash provided by operating activities	64,352,134	84,575,910

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(3,126,459)	(2,162,872)
Purchases of fixed assets	(319,087)	(40,701)
Proceeds from sale of investments	858,849	2,821,057
Decrease in restricted cash	1,064,749	—

Net cash (used in) provided by investing activities	(1,521,948)	617,484

(continued)

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31,	2012	2011
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	12,868,819	7,278,957
Capital distributions	(29,610,022)	(21,587,650)
Payments on notes payable	(295,899)	(2,621,227)
Consolidated variable interest entities:
Contributions	54,000,000	27,263,420
Repayments of debt	(93,338,602)	(94,632,385)

Net cash (used in) financing activities	(56,375,704)	(84,298,885)

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,454,482	894,509
CASH AND CASH EQUIVALENTS—Beginning of Year	1,004,772	3,936,346

CASH AND CASH EQUIVALENTS—End of Year	$7,459,254	$4,830,855

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$250,920	$574,791
Cash paid for interest by consolidated variable interest entities	$67,405,886	$55,298,632
Non-cash financing activities
Distribution of investments	$807,750	$—
Assumption of STC Investments notes payable to managing member	$3,181,928	$—

See notes to condensed combined and consolidated financial statements.

1.	ORGANIZATION AND NATURE OF BUSINESS

Stone Tower Capital LLC (“STC”, and collectively with its combined and consolidated subsidiaries and affiliates, the “Company”) was organized on September 7, 2001 as a Delaware limited liability company in accordance with the provisions of the Delaware Limited Liability Company Act. The Company’s primary purpose is to act as the general partner of Stone Tower Operating LP (“STO”), a limited partnership organized under the laws of the State of Delaware on August 18, 2005. STO commenced operations on October 1, 2005.

STO, through its wholly-owned subsidiaries, Stone Tower Debt Advisors LLC (“STDA”) and Stone Tower Fund Management LLC (“STFM”), provides discretionary investment advice as the investment and/or collateral manager to certain managed investment vehicles, including collateralized loan obligation funds (“CLOs”), collateralized debt obligation funds (“CDOs”), private investment funds and separately managed accounts. STDA and STFM are registered investment advisers with the Securities and Exchange Commission. STFM primarily manages certain funds that are affiliated with STC (the “Funds”). The Funds invest substantially all of their assets in Cayman Islands exempted companies (the “Master Funds”), having the same investment objectives as the Funds.

STO, through its wholly-owned subsidiary, Stone Tower Air LLC (“STA”) was a beneficial owner of an Embraer EMB-135BJ Legacy 600 (the “Corporate Aircraft”), through Bank of Utah, the trustee and legal owner. This aircraft was used to conduct ordinary business for STO. Through an operating lease agreement, STA leased the Corporate Aircraft to STO. On December 31, 2011, STO transferred its interest in STA to one of the members of STC and was released as guarantor of the Aircraft Note.

In March 2007, STO formed and invested in STC Investment Holdings LLC (“STC Investments”), a wholly-owned subsidiary, primarily to sponsor and invest in a special purpose acquisition company. In March 2008, STO transferred at fair value, which approximated cost on the transaction date, 80% of its equity interest in STC Investments to IST Capital GP LLC, formerly an affiliate, and certain employees of STO. On March 30, 2012, STC Investments distributed all remaining assets pro-rata to STO and Altpoint Capital Partners LLC, formerly an affiliate, in exchange for full satisfaction of certain obligations.

On December 16, 2011, the Company and Apollo Global Management, LLC and its related subsidiaries (collectively “Apollo”) entered into an agreement whereby Apollo agreed to acquire the Company (the “Transaction”). The Transaction closed on April 2, 2012.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Company’s legal documents.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation – The accompanying unaudited condensed combined and consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The condensed combined and consolidated financial statements and these notes are unaudited and exclude some of the disclosures required in annual financial statements. Management believes it has made all necessary adjustments (consisting of only normal recurring items) so that the condensed combined and consolidated financial statements are presented fairly and that estimates made in preparing its condensed combined and consolidated financial statements are reasonable and prudent. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year.

The Company consolidates all entities that it controls through a majority voting interest or otherwise and the accompanying condensed combined and consolidated financial statements include the accounts of the Company’s wholly-owned subsidiary, STO, and its general partnership investments in Funds. The accounts of STO include its wholly-owned subsidiaries; STDA, STFM and STA, as well as STC Investments. Additionally, STO consolidates certain VIEs and any non-VIE general partnership investments, as more fully discussed below in “Variable Interest Entities” and “Voting Interest Entities”, respectively, below.

All intercompany transactions and balances have been eliminated in consolidation and combination.

Voting Interest Entities (“VOEs”) – The Company consolidates any non-VIE general partnership investments where the Company is deemed to have control under a VOE model, unless the limited partners have the substantive ability to remove the general partner without cause or can otherwise dissolve the partnership, based upon a simple majority vote or unless the limited partners have substantive participating rights over decision-making. Investments held by VOEs are included within Investments, at fair value, on the condensed combined and consolidated statements of condition. Changes in the fair value of investments for the consolidated VOEs are presented in Note 5.

Variable Interest Entities (“VIEs”) – The Company consolidates entities that are VIEs where it holds a controlling financial interest and is thereby deemed to be the primary beneficiary. In determining whether the Company is the primary beneficiary, analyses are performed to evaluate the economic interests held by the Company and its subsidiaries and affiliates.

Following adoption of the amended consolidation guidance on January 1, 2010, the Company consolidated twelve CLOs as VIEs. The VIEs, formed prior to 2010, were consolidated as of the date of transition to the amended guidance. The Company elected the fair value option for eleven of the CLOs, resulting in recognition of these assets and liabilities of the consolidated VIEs at fair value and recognition of a cumulative effect adjustment presented as a component of Appropriated members’ equity, representing the difference in the fair value of assets and liabilities, in the condensed combined and consolidated statements of changes in members’ equity. One of the CLOs did not elect the fair value option and recognized the investments at fair value and debt at cost in the condensed combined and consolidated statements of financial condition as of March 31, 2012 and December 31, 2011 and the condensed combined and consolidated financial statements for the three months ended March 31, 2012.

During December 2011, the Company consolidated an additional CLO upon a reconsideration event where a fee waiver agreement had ended and the Company became entitled to fees. As a result, as collateral manager for the CLO, the Company has the power to direct the activities of the CLO that most significantly impact the CLO’s economic performance as well as the right to receive benefits that could be potentially significant to the CLO beginning with the termination of the waiver agreement. Upon consolidation, the Company elected the fair value option for the investments and debt of the CLO.

During fiscal year 2011, but after March 31, 2011, one of the previously consolidated CLOs was liquidated and thereby deconsolidated. Also during fiscal year 2011, but after March 31, 2011, one fund was deconsolidated upon a reconsideration event whereby a single unaffiliated investor became the primary beneficiary. Accordingly, these entities are excluded from the condensed combined and consolidated statements of financial condition at March 31, 2012 and December 31, 2011 and the condensed combined and consolidated financial statements for the three months ended March 31, 2012.

In February 2012, the Company launched an additional fund, for which the Company determined it was the primary beneficiary. Accordingly, this fund is consolidated in the condensed combined and consolidated financial statements as of March 31, 2012 and for the three months ended.

The Company holds an interest in and or receives fees qualifying as variable interests from certain funds it manages. The amended consolidation rules require an analysis to determine whether (i) an entity in which the Company holds a variable interest is a VIE and (ii) the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., incentive and management fees), would give it a controlling financial interest. When the VIE has qualified for the deferral of the amended consolidation rules in accordance with U.S. GAAP, the analysis is based on previous consolidation rules, which require an analysis to determine whether (i) an entity which the Company holds a variable interest in is a VIE and (ii) the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., incentive and management fees), would be expected to absorb a majority of the variability of the entity.

Under the previous and amended consolidation guidelines, the Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion continuously.

The Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate the entity accordingly. Performance of that assessment requires the exercise of judgment. Where the variable interests have qualified for the deferral, judgments are made in estimating cash flows in evaluating which member within the equity group absorbs a majority of the expected profits or losses of the VIE. Where the variable interests have not qualified for the deferral, judgments are made in determining whether a member in the equity group has a controlling financial interest including power to direct activities that most significantly impact the VIE’s economic performance and rights to receive benefits or obligations to absorb losses that are potentially significant to the VIE. Under both guidelines, judgment is made in evaluating the nature of the relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE. The use of these judgments has a material impact to certain components of the Company’s condensed combined and consolidated financial statements.

Asset, liability, cash flow & income amounts of the consolidated VIEs are separately presented in the condensed combined and consolidated financial statements as of March 31, 2012 and December 31, 2011. Refer to additional disclosures regarding VIEs in Note 5.

Non-Controlling Interest in Consolidated Entities – For entities that are consolidated where the Company does not own a 100% equity interest, the portion of net income (loss) and related equity interest is allocated to third-party investors outside of the Company. Non-controlling interest in consolidated entities is primarily comprised of third-party investors’ interests in the Company’s consolidated VIEs and VOEs. The Company records non-controlling interest as equity in the condensed combined and consolidated financial statements. Additionally, losses attributable to the non-controlling interest in the condensed combined and consolidated entities may exceed their interest in the entity’s equity. Therefore, the non-controlling interest shall continue to allocate its share of losses even if that allocation results in a deficit non-controlling interest balance.

Comprehensive Income – During the three months ended March 31, 2012 and 2011, the Company’s operations did not give rise to material items includable in comprehensive income, which were not already included in net income. Accordingly, the Company’s comprehensive income approximates its net income for all periods presented.

Cash and cash equivalents —Cash and cash equivalents include all highly liquid instruments with original maturities of three months or less, at the date of purchase.

Revenue recognition —Revenues consist primarily of incentive fees, management fees, liquidation fees, and advisory fees. The Company’s revenue recognition policies are as follows:

Management fees, generally calculated as a percentage of fair market or par value of assets under management, or a percentage of aggregate commitments at a specified period of time, are recorded as revenue as the related services are performed. Additionally, in certain investment structures, subordinated fees may be earned if the value of assets exceed liabilities payable to the investors.

In addition to management fees, certain investment advisory agreements provide for performance-based fees (“incentive fees”) which are determined as either a percentage of par value of assets under management or a percentage of net profits subject to certain conditions, such as high-water marks, performance hurdles and preferred rates of return. Incentive fees are recorded as revenue at the end of each measurement period (typically year-end) or upon liquidation of a fund.

Liquidation fees are generally earned in connection with liquidating the collateral of CDOs and related assets. These fees are earned upon the liquidation of these transactions.

Advisory fees are generally earned in connection with providing clients, typically in their capacity as Trustee, an assessment of the intrinsic valuation of an investment vehicle’s collateral, or the calculation of termination payments under certain credit default swap and other derivative type transactions. These fees are earned and recorded once such valuation or calculation is delivered to the client.

Fair Value Measurements —GAAP establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is impacted by a number of factors, including the type of, and characteristics specific to, the asset or liability. Assets or liabilities with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Assets and liabilities measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

Level I — Quoted prices are available in active markets for identical financial instruments as of the reporting date.

Level II — Pricing inputs are something other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is primarily determined using vendor data supported by quotations obtained from unaffiliated market makers and broker-dealers. Financial instruments which are generally included in this category include senior secured bank loans.

Level III — Pricing inputs are unobservable for the financial instruments and includes situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments which are generally included in this category are primarily debt securities issued by the VIEs or unaffiliated CLOs in which the VIEs invested and feeder fund investments in related Master Funds. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these financial instruments existed.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the financial instrument.

Unincorporated business taxes —The Company is taxed as a partnership for federal income tax purposes and, accordingly, is not subject to federal and state income taxes, such taxes are the responsibility of individual members. However, the Company is subject to a 4.0% New York City unincorporated business tax (“UBT”).

The Company accounts for UBT using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis by applying statutory tax rates. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon available evidence, it is more likely than not, that some or all of the deferred tax asset will not be realized.

The Company adopted the guidance for uncertain tax positions, which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The adoption of this guidance did not have a material impact on the Company’s condensed combined and consolidated financial statements. No income tax liability for uncertain tax positions has been recognized in the accompanying condensed combined and consolidated financial statements. Each member is individually responsible for reporting of income or loss, to the extent required by U.S. Federal and state income tax laws and regulations, based upon their respective share of the Company’s income and expense as reported for income tax purposes. The Company files U.S. Federal and state tax returns. The 2009 – 2011 tax years of the Company remain subject to examination by U.S. Federal and state tax authorities. A local unincorporated business tax assessed on the Company’s income is included in the accompanying condensed combined and consolidated statements of operations.

Indemnifications —In the normal course of business, the Company has entered into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. No such claims are currently expected to occur. Therefore, the Company has not accrued any liability in connection with such indemnifications.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, FASB issued ASU 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”)”. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Certain of the amendments could change how the fair value measurement guidance is applied including provisions related to highest and best use and valuation premise for nonfinancial assets, application to financial assets and financial liabilities with offsetting positions in market risks or counterparty credit risk, premiums or discounts in fair value measurement, fair value of an instrument classified in a reporting entity’s shareholders’ equity, and additional disclosure requirements about fair value measurements. The update is effective for annual periods (not interim periods therein) beginning after December 15, 2011 for nonpublic entities to be applied prospectively. As described in Note 1, the Company was acquired on April 2, 2012, and therefore the Company did not adopt the reporting requirements.

In June 2011, the FASB issued ASU 2011-05 “Comprehensive Income – Presentation of Comprehensive Income” which includes amendments that eliminate the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity and requires entities to report components of other comprehensive income in either (i) a single continuous statement of comprehensive income or (ii) two separate but consecutive statements. In a single continuous statement, entities must include the components of net income, a total for net income, the components of OCI, a total for OCI, and a total for comprehensive income. Under the two separate but continuous statements approach, the first statement would include components of net income, consistent with the income statement format used today, and the second statement would include components of OCI. In December 2011, the FASB issued a related update which deferred presentation changes related to reclassification adjustments amended under the June 2011 update. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. For all entities, the amendments must be applied retrospectively for all periods presented and do not require any transition disclosures. As described in Note 1, the Company was acquired on April 2, 2012, and as this date precedes December 15, 2012, the earliest fiscal year end reporting date requiring adoption, the Company will not adopt this amendment. As described in Note 1, the Company was acquired on April 2, 2012, and therefore the Company did not adopt the reporting requirements.

In December 2011, the FASB issued ASU 2011-11 “Disclosures about Offsetting Assets and Liabilities” which creates a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangement associated with its financial instrument and derivative instrument. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013 for private entities. The Company should also provide the disclosures retrospectively for all comparative periods presented. As described in Note 1, the Company was acquired on April 2, 2012, and therefore the Company did not adopt the reporting requirements.

4.	OTHER ASSETS

The following table represents the Company’s other assets at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Fixed assets, net	$2,169,779	$1,969,963
Equity method investments	182,112	172,783
Intangible asset	50,930	64,819
Other	1,425,077	1,507,717

Total other assets	$3,827,898	$3,715,282

Equity method investments

The Company’s interest in an unconsolidated general partnership (Loan Value Recovery Fund LP) is classified as an equity method investment in the Company’s condensed combined and consolidated statements of financial condition. The Company’s share of operating income generated by this investment, which includes unrealized gains and losses, is recorded within income from equity method investments in the condensed combined and consolidated statements of operations.

The total income from equity method investments for the three months ended March 31, 2012 and 2011 for the Stone Tower Loan Value Recovery Fund GP LLC (“LVRF GP”) was $8,180 and $7,082, respectively. The total equity and percentage of ownership held from investments by the LVRF GP in the Loan Value Recovery Fund LP as of March 31, 2012 and December 31, 2011 was $182,112 (0.2%) and $172,783 (0.2%), respectively.

5.	CONSOLIDATED INVESTMENT ENTITIES

The Company’s consolidated investment entities are comprised of VIEs and VOEs. See Note 2 for further information on the Company’s accounting policies for VIEs and VOEs.

Variable interest entities

Entities consolidated as VIEs are comprised of CLOs and a Cayman Islands exempted company (Stone Tower Offshore Credit Fund Ltd.) where the Company has determined it is the primary beneficiary. The purpose of such VIEs is to provide strategy-specific investment opportunities for investors in exchange for management and performance based fees. The investment strategies of the entities that the Company manages may vary by entity; however, the fundamental risks of such entities have similar characteristics, including loss of invested capital. The nature of the Company’s involvement with VIEs includes direct and indirect investments and fee arrangements. The Company does not provide performance guarantees and has no other financial obligation to provide funding to the VIEs other than its own invested capital. Through its role as collateral manager of these VIEs, it was determined that the Company had the power to direct the activities that most significantly impact the economic performance of these VIEs. Additionally, the Company determined that the potential fees that it could receive directly and indirectly from these VIEs represent rights to returns that could potentially be significant to such VIEs. As a result, the Company determined that it is the primary beneficiary and therefore consolidates the VIEs.

CLOs are investment vehicles created for the sole purpose of issuing collateralized loan instruments that offer investors the opportunity for returns that vary with the risk level of their investment. The notes issued by the CLOs are backed by diversified collateral asset portfolios consisting primarily of bank loans, corporate bonds or structured debt securities. For managing the collateral of the CLO entities, the Company earns, in most cases, investment management fees, including in some cases subordinated management fees, as well as contingent incentive fees. The Company has invested in certain of the entities, generally investing a portion of the unrated, junior subordinated position. The Company’s investments in CLOs are generally subordinated to other interests in the entities and entitle the Company and other subordinated tranche investors to receive the residual cash flows, if any, from the entities. The Company’s subordinated interest can take the form of (1) subordinated notes, (2) income notes or (3) preference/preferred shares.

For the CLOs, the Company is the collateral advisor or manager, and had a minor investment (ranging from 0.23% to 4.55% of the most subordinate tranches) in several of the CLOs which it consolidates as VIEs. Upon their formation between 2004 and 2007, the VIEs issued debt securities in various senior and subordinate tranches and invested the proceeds primarily in senior secured bank loans, which serve as collateral for the debt securities issued by the VIEs. None of the collateral was purchased from the Company. The Company’s investments in the VIEs typically earn residual amounts from the VIEs after the VIEs pay expenses (e.g., senior and subordinate management fees) and service their debt. During the three months ended March 31, 2012, the Company transferred its ownership in these CLOs to one of the members of STC.

The Company did not have any exposure to risk in the CLOs which it consolidated as of March 31, 2012 as it no longer held any invested capital. As of December 31, 2011, the Company’s maximum exposure to risk in the CLOs which it consolidated was limited to its own invested capital, which had an aggregate fair value of $646,012.

Senior secured bank loans held by the consolidated CLOs mature at various dates between 2012 and 2020, pay interest at LIBOR or Prime plus a spread of up to 11.00%, and typically range in credit rating categories from Baa3 down to Caa1. At March 31, 2012 and December 31, 2011, the unpaid principal balance exceeded the fair value of the bank loans by $118,934,000 and $209,847,012, respectively. Less than 0.6% and 0.5% of the collateral assets are in default as of March 31, 2012 and December 31, 2011, respectively.

Corporate bonds held by the consolidated CLOs mature at various dates between 2013 and 2021. Fixed rate bonds pay coupons ranging from 3.88% up to 11.75%. Floating rate bonds pay LIBOR or Prime plus a spread of up to 5.75%. The corporate bonds held by the CLOs typically range in credit rating categories from Ba1 down to Caa1. None of the collateral assets are in default as of March 31, 2012 and December 31, 2011.

Debt issued by the consolidated CLOs mature at various dates between 2012 and 2021 and have a weighted average maturity of 7.6 years. The debt is issued in various tranches with different risk profiles. The interest rates are generally variable rates based on LIBOR plus a pre-defined spread, which varies from 0.22% for the more senior tranches to 7.00% for the more subordinated tranches. As of March 31, 2012 and December 31, 2011, the notes payable issued by eleven of the twelve consolidated CLOs are accounted for at fair value and reflected in the tables below. At March 31, 2012 and December 31, 2011, the outstanding balance on the notes at fair value issued by the consolidated CLOs exceeded their fair value by $603,407,000 and $800,734,700, respectively. Debt for the remaining CLO is accounted for at cost, as reflected on the condensed combined and consolidated statements of financial position, and was carried at $2,175,000,000 at March 31, 2012 and December 31, 2011. The fair value of this debt at March 31, 2012 and December 31, 2011 approximated cost at $2,175,000,000 due to the restrictions contained in the notes’ indenture which prohibit the CLO from acquiring or redeeming the notes for an amount less than the full outstanding principal.

The fair value hierarchy as established by ASC 820 of the Company’s consolidated VIEs as of March 31, 2012, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VIE Investment in Master Fund	$—	$—	$234,165,607	$234,165,607
Assets of consolidated CLOs	2,404,214	8,485,953,312	46,604,035	8,534,961,561

Total	$2,404,214	$8,485,953,312	$280,769,642	$8,769,127,168

Liabilities:
Debt of consolidated CLOs	$—	$—	$5,232,423,445	$5,232,423,445

Total	$—	$—	$5,232,423,445	$5,232,423,445

The fair value hierarchy as established by ASC 820 of the Company’s consolidated VIEs as of December 31, 2011, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VIE Investment in Master Fund	$—	$—	$155,533,883	$155,533,883
Assets of consolidated CLOs	3,164,208	8,111,249,955	53,906,130	8,168,320,293

Total	$3,164,208	$8,111,249,955	$209,440,013	$8,323,854,176

Liabilities:
Debt of consolidated CLOs	$—	$—	$5,119,482,751	$5,119,482,751

Total	$—	$—	$5,119,482,751	$5,119,482,751

The Company recognizes transfers into and out of each level of the fair value hierarchy as of the beginning of the reporting period. Unless otherwise noted, there were no significant transfers among the levels of the fair value hierarchy during the three months ended March 31, 2012 or 2011.

The following table summarizes the changes in assets, which are measured at fair value and characterized as Level III, during the three months ended March 31, 2012:

	VIE Investment in Master Fund	Assets of consolidated CLOs	Total
Beginning balance — January 1, 2012	$155,533,883	$53,906,130	$209,440,013
Realized gain (loss) and change in unrealized appreciation (depreciation) - net	73,204,912	(8,097,274)	65,107,638
Subscriptions	6,544,794	—	6,544,794
Redemptions	(1,117,982)	—	(1,117,982)
Purchases	—	1,684,740	1,684,740
Sales	—	(889,561)	(889,561)

Ending balance — March 31, 2012	$234,165,607	$46,604,035	$280,769,642

Net change in unrealized appreciation related to investments in the Master Fund still held at March 31, 2012	$77,507,491	N/A	$77,507,491

The following table summarizes the changes in assets, which are measured at fair value and characterized as Level III, during the three months ended March 31, 2011:

	VIE Investment in Master Fund	Assets of consolidated CLOs	Total
Beginning balance — January 1, 2011	$9,404,046	$119,396,712	$128,800,758
Realized gain (loss) and change in unrealized appreciation (depreciation) - net	9,392,618	(28,243,484)	(18,850,866)
Subscriptions	27,002,392	—	27,002,392
Redemptions	(28,831,518)	—	(28,831,518)
Purchases	—	15,913,923	15,913,923
Sales	—	(29,518,485)	(29,518,485)

Ending balance — March 31, 2011	$16,967,538	$77,548,666	$94,516,204

Net change in unrealized appreciation related to investments in the Master Fund still held at March 31, 2011	$63,978,595	N/A	$63,978,595

The following table summarizes the changes in liabilities of consolidated CLOs, which are measured at fair value and characterized as Level III liabilities, during the three months ended March 31, 2012:

Liabilities of consolidated CLOs
Balance—January 1, 2012	$5,119,482,751
Unrealized gains	206,279,296
Repayment of debt	(93,338,602)

Balance—March 31, 2012	$5,232,423,445

The following table summarizes the changes in liabilities of consolidated CLOs, which are measured at fair value and characterized as Level III liabilities, during the three months ended March 31, 2011:

Liabilities of consolidated CLOs
Balance—January 1, 2011	$5,197,826,701
Unrealized gains	129,198,154
Repayment of debt	(94,632,385)

Balance—March 31, 2011	$5,232,392,470

The Company holds variable interests in VIEs which are not consolidated as it has been determined that the Company is not the primary beneficiary. The Company’s maximum exposure to risk in these VIEs is limited to its own invested capital. The following tables present the carrying amounts of assets and liabilities, as well as the maximum exposure to loss for VIEs where the Company has determined it holds a significant variable interest, but where it is not the primary beneficiary.

	March 31, 2012
	Assets	Liabilities	Maximum exposure to loss
Cash	$61,998,910	$—	$—
Investments, at fair value	328,787,763	—	482,112
Other assets	4,853,912	—	—
Other liabilities	—	(31,120,669)	—

Total	$395,640,585	$(31,120,669)	$482,112	(1)

(1)	The Company’s exposure is limited to its investment in unconsolidated VIEs where it holds a significant variable interest

	December 31, 2011
	Assets	Liabilities	Maximum exposure to loss
Cash	$61,157,506	$—	$—
Investments, at fair value	526,667,136	—	472,783
Other assets	32,727,949	—	—
Other liabilities	—	(41,052,116)	—

Total	$620,552,591	$(41,052,116)	$472,783	(1)

(1)	The Company’s exposure is limited to its investment in unconsolidated VIEs where it holds a significant variable interest

Voting interest entities

Entities consolidated as VOEs are non-VIE general partnership investments which are deemed to be controlled by the Company. Amounts consolidated as VOEs are presented within the condensed combined and consolidated statements of financial condition as of March 31, 2012 and December 31, 2011 as follows:

	March 31, 2012		December 31, 2011
Assets:
Cash	$2,800,222		$189,793
Investments, at fair value	53,607,574		40,987,878
Other receivables	9,556,882	(1)	10,155,662
Liabilities:
Accounts payable and accrued expenses	332,464		381,060
Other liabilities	12,356,883	(2)	10,210,662

(1)	Represents redemptions receivable from Master Funds
(2)	Represents capital withdrawals payable to third parties

The fair value hierarchy as established by ASC 820 of the Company’s investments at fair value as of March 31, 2012, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VOE Investments in Master Funds	$—	$—	$53,607,574	$53,607,574

Total	$—	$—	$53,607,574	$53,607,574

The fair value hierarchy as established by ASC 820 of the Company’s investments at fair value as of December 31, 2011, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VOE Investments in Master Funds	$—	$—	$40,987,878	$40,987,878

Total	$—	$—	$40,987,878	$40,987,878

The following table summarizes the changes in Investments at fair value, which are characterized as Level III, during the three months ended March 31, 2012:

VOE Investments in Master Funds
Beginning balance — January 1, 2012	$40,987,878
Realized gain (loss) and change in unrealized appreciation (depreciation)—net	10,352,086
Subscriptions	3,126,459
Redemptions	(858,849)

Ending balance — March 31, 2012	$53,607,574

Net change in unrealized appreciation (depreciation) related to investments in the Master Fund still held at March 31, 2012	$5,374,944

The following table summarizes the changes in Investments at fair value, which are characterized as Level III, during the three months ended March 31, 2011:

VOE Investments in Master Funds
Beginning balance — January 1, 2011	$45,156,163
Realized gain (loss) and change in unrealized appreciation (depreciation)—net	6,023,021
Subscriptions	2,162,872
Redemptions	(2,821,057)

Ending balance — March 31, 2011	$50,520,999

Net change in unrealized appreciation (depreciation) related to investments in the Master Fund still held at March 31, 2012	$10,254,030

6.	AIRCRAFT FINANCING

In June 2007, STA purchased the Corporate Aircraft and entered into a promissory note agreement (the “Aircraft Note”) with Chase Equipment Finance Inc., formerly Chase Equipment Leasing Inc., to finance the purchase for $23,852,993. This note is collateralized by the aircraft and guaranteed by STO and one of the members of STC (“the Recipient Member”). The note bears interest at 5.88% annually and matures in June 2017. On December 31, 2011, STO transferred its interest in STA to the Recipient Member and was released as a guarantor of the Aircraft Note. There was no interest expense incurred during the three months ended March 31, 2012. For the three months ended March 31, 2011, interest expense in the amount of $574,791 was recorded in the condensed combined and consolidated statements of operations.

On February 28, 2011, the Company prepaid principal in the amount of $2,621,227, which resulted in a break funding penalty in 2011 of $402,101, which is included as interest expense in the condensed combined and consolidated statements of operations.

7.	RELATED PARTY TRANSACTIONS

At March 31, 2012 and December 31, 2011, the Company had investments of $1,482,112 and $1,300,000, respectively, in certain debt and equity securities and LVRF GP for which it is the investment manager. This investment is included in investments, at cost in the condensed combined and consolidated statements of financial condition due to restrictions on withdrawal.

As more fully described in Note 1, on March 30, 2012, STC Investments distributed all remaining assets pro-rata to STO and Altpoint Capital Partners LLC, formerly an affiliate, in exchange for full satisfaction of certain obligations. This transaction resulted in income of $976,872, which is presented as Other Income – Forgiveness of debt on the condensed combined and consolidated statements of operations for the three months ended March 31, 2012.

Total management fees earned by the Company were $13,806,848 and $12,669,517 for the three months ended March 31, 2012 and 2011, respectively. Management fees of $10,355,037 and $9,463,708 were earned from consolidated VIEs and VOEs during the three months ended March 31, 2012 and 2011, respectively, and were eliminated from the condensed combined and consolidated statements of operations. Total incentive fees earned by the Company were $225,940 and $19,215,803 during the three months ended March 31, 2012 and 2011, respectively, including incentive fees earned from consolidated VIEs and VOEs of $225,940 and $299,685 for the three months ended March 31, 2012 and 2011, respectively, which have been eliminated.

Guaranteed payments – The Partners of STO receive guaranteed payments as compensation for services provided. Payments were $665,557 and $690,000 during the three months ended March 31, 2012 and 2011, respectively, and are included in compensation and benefits in the condensed combined and consolidated statements of operations.

8.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution employee benefit plan under Section 401(k) of the Internal Revenue Code. Participants may elect to defer up to $17,000 and $16,500 for the 2012 and 2011 fiscal plan years, respectively. The Company matches each employee’s contribution up to 4.0% of the employees’ income, not to exceed the Internal Revenue Service limit. The Company contributed $117,094 and $205,050 for the three months ended March 31, 2012 and 2011, respectively, and is included in compensation and benefits in the condensed combined and consolidated statements of operations. Of these contributions, $51,375 and $50,146 for the three months ended March 31, 2012 and 2011, respectively, is related to contributions made on behalf of the members.

9.	UNINCORPORATED BUSINESS TAXES

The Company has provided for UBT taxes in accordance with the applicable New York City regulations. The Company’s UBT expense for the three months ended March 31, 2012 and 2011 consists of the following:

	March 31, 2012	March 31, 2011
Current tax expense	$771,261	$668,046
Deferred tax benefit	(403,658)	(496,752)

Total UBT Tax expense	$367,603	$171,294

At March 31, 2012 and December 31, 2011, deferred taxes reflect the net tax effect of temporary differences between the financial reporting and tax basis of assets and liabilities and are primarily attributable to the following:

	March 31, 2012	December 31, 2011
Deferred Tax Assets
Other	$(156,100)	$(246,192)
Deferred rent	(19,208)	(30,982)

Subtotal—Deferred Tax Assets	$(175,308)	$(277,174)

Deferred Tax Liability
Depreciation and amortization	$3,362	$5,090
Revenues	56,135	229,186
Other	33,108	363,853

Subtotal—Deferred Tax Liability	92,605	598,129

Total Deferred Tax (Asset) Liability, net	$(82,703)	$320,955

The difference between the provision for income taxes and taxes computed using the statutory UBT tax rate results primarily from the effect of certain business expenses which are not fully deductible for tax purposes and certain revenues which have not been considered for tax purposes.

As of March 31, 2012, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying condensed combined and consolidated financial statements.

10.	COMMITMENTS AND CONTINGENCIES

Office Lease —During 2006 the Company entered into a non-cancellable operating lease agreement with Carnegie Tower which expires June 30, 2017. In June 2010, the Company sublet a portion of its office space for an amount which is less than the rental payments due under the operating lease agreement with Carnegie Tower and therefore recorded a loss of $1,934,199, which equals the difference between the total present value of contractual cash payments to Carnegie Tower less the present value of expected cash inflows from the sub-lessee over the remaining term of the sublease. The sublease agreement expires on June 29, 2017, which is concurrent with the expiration of the lease with Carnegie Tower.

Future minimum annual rental payments net of future sublease rental income under these non-cancellable operating leases at March 31, 2012 are as follows:

	Rental Payments	Sublease Rentals	Net Payments
2012 (Remaining)	$2,042,736	$550,749	$1,491,987
2013	2,727,000	734,332	1,992,668
2014	2,727,000	740,811	1,986,189
2015	2,727,000	777,528	1,949,472
2016	2,727,000	777,528	1,949,472
Thereafter	1,070,274	386,604	683,670

	$14,021,010	$3,967,552	$10,053,458

Gross rent expense of $645,018 was recorded, on a straight-line basis, for each of the three months ended March 31, 2012 and 2011, and is included in Occupancy in the condensed combined and consolidated statements of operations.

Legal Contingencies – In the normal course of its business, the Company may become subject to litigation or regulatory proceedings. The Company is not currently involved in or aware of any proceedings against it that would have a material adverse effect on the condensed combined and consolidated statements of financial condition or operations of the Company.

11.	CONCENTRATION OF RISK

Cash and Cash Equivalents —From time to time, the Company may hold cash balances in various bank accounts that exceed the Federal Depository Insurance Company insured amount of $250,000.

Revenue – The Company’s future operations could be affected by the adverse performance of the investment vehicles (including CLOs, CDOs, private investment funds and separately managed accounts), to whom it serves as an investment and/or collateral manager and receives management and incentive fees for providing these services. These investment vehicles are subject to various risk factors, including market risk and credit risk. Market risk relates to the potential adverse impact on the investment vehicles because of changes in market conditions, primarily interest rate movements and potentially currency rate movements, and volatility in commodity or security and asset prices. Credit risk relates to the potential deterioration of the credit quality of the underlying collateral securities in vehicles managed by the Company.

Fund Investments in Master Funds—Due to the nature of the “master-feeder” structures, the Funds may be materially affected by the actions of the Master Funds.

The Master Funds’ investment activities expose it to various types of risk, both on and off-balance sheet, which are associated with the financial instruments and markets in which they invest. These financial instruments expose the Master Funds in varying degrees to elements of credit, market, interest rate, and currency risk. However, it is the policy of the Master Fund to transact the majority of its securities and contractual commitment activity with broker dealers, banks, and regulated exchanges that the Investment Manager considers to be well-established.

12.	SUBSEQUENT EVENTS

During April 2012, one of the CLOs managed and consolidated by the Company was called. Distributions made for principal, interest and fees totaled approximately $17.5 million.

On April 2, 2012, the Company was acquired by Apollo for total consideration of $119.5 million. The Company may also make future payments to an entity controlled by the former principal owner of Stone Tower under a contingent obligation to transfer cash based on a specified percentage of incentive revenue.

The Company has evaluated the impact of all subsequent events in accordance with ASC 855, Subsequent Events, through February 1, 2013, which represents the date the condensed combined and consolidated financial statements are available to be issued. No additional subsequent events that require adjustment to, or disclosure in, the condensed combined and consolidated financial statements have been identified.